THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL THEY ARE FIRST REGISTERED UNDER SUCH ACT AND ALL RULES AND REGULATIONS RELATING TO THE SALE, TRANSFER OR OTHER DISPOSITION THEREUNDER HAVE BEEN COMPLIED WITH OR UNLESS AND UNTIL COUNSEL SATISFACTORY TO THE COMPANY EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

                               EP MEDSYSTEMS, INC.
                            A NEW JERSEY CORPORATION
                                  STOCK OPTION

OPTION TO PURCHASE SHARES OF THE COMMON STOCK AS HEREIN DESCRIBED

                            DATED AS OF _______, 2000

                     This certifies that, for value received

                              NAME: _______________

                       ADDRESS:___________________________

(herein called "optionholder"), is entitled to purchase from EP MEDSYSTEMS, INC. (herein called the "Company"), having its principal place of business at 100 Stierli Court, Mount Arlington, New Jersey 07856, at the price of [insert exercise price] per share, [insert quantity] shares of the common stock of the Company.

As used in this option, the following terms have the meanings indicated:

      A.    Act means the Securities Act of 1933, as amended.

      B. Common Stock means the equity securities of the Company known as common stock, of which 25,000,000 shares have been authorized.

      C.    Option price means the price of [insert exercise price] per share.

1. Exercise of Option. The optionholder may exercise purchase rights for [insert quantity] shares of the Company's common stock at the accumulating rate of [insert vesting schedule], beginning on the first day of [insert date vesting commences], and accruing at the rate of [insert quantity] shares per month on the first day of each successive month for [insert vesting term] months thereafter; provided, however, that in the event optionholder ceases to be a director of the Company prior to [five years from commencement], the optionholder shall forfeit his right to earn monthly options for the period commencing with the date on which he ceased to be a director and ending on [five years from commencement]. In no event shall the optionholder exercise any purchase rights later than [insert termination date], at 5:00 p.m. Eastern Time (the


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

"expiration date"). The Company agrees that the optionholder shall be deemed the record owner of such shares as of the close of business on the date on which this option shall have been presented and payment has been made for such shares as aforesaid. Certificates for the shares of stock so purchased shall be delivered to the optionholder within a reasonable time, not exceeding thirty
(30) days, after the rights represented by this option have been duly exercised. This option on all accrued shares may be exercised in whole or in part, at the discretion of the optionholder.

2. Adjustments. In case, prior to the expiration of this Option by exercise or by its terms, the Company shall issue any shares of its common stock as a stock dividend or subdivide the number of outstanding shares of its common stock into a greater number of shares, then in either of such cases, the then applicable purchase price per share of the shares of common stock purchasable pursuant to this Option in effect at the time of such action shall be proportionately reduced and the number of shares at that time purchasable pursuant to this Option shall be proportionately increased; and conversely, in the event the Company shall contract the number of outstanding shares of common stock by combining such shares into a smaller number of shares, then, in such case, the then applicable purchase per share of the shares of common stock purchasable pursuant to this Option in effect at the time of such action shall be proportionately increased and the number of shares of common stock at that time purchasable pursuant to this Option shall be proportionately decreased. If the Company shall, at any time, during the life of this Option, declare a dividend payable in cash on its common stock and shall at substantially the same time offer of its stockholders a right to purchase new common stock from the proceeds of such dividend or for an amount substantially equal to the dividend, all common stock so issued shall, for the purpose of this Option, be deemed to have been issued as stock dividend. Any dividend paid or distributed upon the common stock in stock of any other class of securities convertible into shares of common stock shall be treated as a dividend paid in common stock to the extent that shares of common stock are issuable upon conversion thereof.

3. Exchange, Division or Combination. Subject to the provisions hereinafter set forth, this option is exchangeable at the option of the optionholder at the principal office of the Company for other options of different denominations entitling the optionholder to purchase the aggregate number of shares of common stock as are purchasable hereunder; and this option may be divided or combined with other options which carry the same rights. In either case, any alterations will be made upon presentation at the principal office of the Company, of the options, together with a written notice, signed by the optionholder, of its authorized representative, specifying the names and denominations in which any new options are to be issued, and the payment of any transfer tax due in connection therewith.

4. Option Price. A share of common stock may be purchased pursuant to this option, at the option price of [inset option price] per share.

5. Certain Covenants of the Company. The Company agrees and covenants that:

      A. During the period within which the rights represented by this option may be exercised, the Company shall at all times reserve and keep available, free from preemptive rights out of the aggregate of its authorized but unissued common stock, for the purpose of enabling it to satisfy any obligation to issue shares of common stock, upon the exercise of this option, the number of shares of common stock deliverable upon the exercise of this option. If at any time the number of shares of authorized common stock shall not be sufficient to effect the exercise of this option, the Company will take such corporate action as may be necessary to increase its authorized but unissued common stock to such number of shares as shall be sufficient for such purpose; and the Company shall have analogous obligation with respect to any other securities or property issuable upon the exercise of this option;

      B. All common stock which may be issued upon the exercise of the rights represented by this option will upon issuance be validly issued, fully paid, non-assessable, and free from all taxes, liens, and charges with respect to the issuance thereof; and

      C. All original issue taxes payable in respect of the issuance of shares upon the exercise of the rights represented by this option shall be borne by the Company, but in no event shall the Company be responsible or liable for income taxes or transfer taxes upon the transfer of any option; and

      D. The Company will not, by amendment of its articles of incorporation, or through reorganization, consolidation, merger, dissolution, issuance of capital stock, or sale of treasury stock (otherwise than upon exercise of this option) or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the performance of observance of any of the covenants, stipulations, or conditions in this option to be observed or performed by the Company, but will at all times in good faith assist, insofar as it is able, in carrying out all of the provisions of this option.

6. Voting and Other Rights. Until exercised, this option shall not entitle the optionholder to any voting or other rights as a shareholder of the Company.

7. Certain Restrictions or Transferability. This option shall not be sold or transferred by the optionholder.

8. Loss, Theft, Destruction or Mutilation. If this option is lost, stolen, mutilated, or destroyed, the Company shall, upon such terms as the Company shall reasonably impose, including a requirement that the optionholder obtain a bond, issue a new requirement that the optionholder obtain a bond, issue a new option of like denomination, tenor, and date. Any such new option shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed option shall be at any time enforceable by anyone.

9. Substituted Options. Any option issued pursuant to the provisions of the proceeding section, or upon exchange, division, or partial exercise of this option or combination thereof with another option or options shall set forth each provision set forth in this agreement, as each such provision is set forth herein, and shall be duly executed on behalf of the Company by an authorized officer.

10. Effect of Surrender. Upon surrender o f this option for exchange, or upon the exercise hereof, this option shall be cancelled by the Company and shall not be reissued by the Company, except as otherwise provided for herein. Any new option certificates shall be issued promptly but no later than seven days after receipt of the old option certificates.

11. Persons Bound. This option shall inure to the benefit of and be binding upon the optionholder, the Company, and the Company's successors and assigns.

12. Notices. All notices required hereunder shall be in writing and shall be deemed given when telegraphed, delivered personally, telefaxed, or within two days after mailing when mailed by certified or registered mail to the Company or optionholder, at the address of such party as hereinafter set forth, or amended by written notice from either the Company or the optionholder.

To the Company:

To the optionholder:

13. Governing Law. The validity, interpretation, and performance of this option and the terms and provisions hereof shall be governed by the laws of the State of New Jersey.

IN WITNESS WHEREOF, THE COMPANY HAS CAUSED THIS OPTION TO BE DULY EXECUTED EFFECTIVE AS OF __________________, BY ITS PRESIDENT.

EP MEDSYSTEMS, INC.

By ______________________________


ATTEST

_________________________________
Secretary


Accepted by

_________________________________
Optionholder


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

                                  PURCHASE FORM

                                 TO BE EXECUTED
                             UPON EXERCISE OF OPTION

The undersigned hereby exercises the right to purchase shares of common stock evidenced by the within option according to the terms and conditions thereof, and herewith makes payment of the purchase price in full, for _____ shares. The undersigned requests that the certificate(s) shall be issued in the name set forth below.


------------------------------              ------------------------------------
Signature                                   Date

Name: --------------------------------------------------------------------------

Address: -----------------------------------------------------------------------


--------------------------------------------------------------------------------

Tax Identification Number: -----------------------------------------------------


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